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                                                                    EXHIBIT 99.3

                                  CERTIFICATION

         In connection with the Quarterly Report on Form 10-Q of Innkeepers USA Trust for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Roger Pollak, Vice President of Accounting of Innkeepers Hospitality, certify that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Innkeepers Hospitality.

         This certification shall only be deemed to cover the financial statements of Innkeepers Hospitality, and shall not be deemed to cover any financial statements (or other information) included in the Report with respect to Innkeepers USA Trust.


/s/ Roger Pollak
----------------
Roger Pollak
Innkeepers Hospitality
 Vice President of Accounting
May 6, 2003

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